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                                                                    EXHIBIT 23.3



                    CONSENT OF THE COIN LAUNDRY ASSOCIATION



     The Coin Laundry Association hereby consents to all references made to it and to all facts and figures in the 1997 survey conducted on behalf of and published by the Coin Laundry Association in Amendment No. 1 to the Registration Statement on Form S-1 of SpinCycle, Inc. (Registration No. 333-57989), as filed with the Securities and Exchange Commission on September 29, 1998.



                                          Coin Laundry Association



                                          By /s/ GEORGE PISTONA


                                            ------------------------------------

                                          Name George Pistona


                                          Title   Deputy Executive Director



Coin Laundry Association


Downers Grove, Illinois


September 28, 1998